UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported): June 2, 2016 (June 2, 2016)

OneMain Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36129	27-3379612
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

601 N.W. Second Street, Evansville, Indiana 47708
(Address of principal executive offices)(Zip Code)

(812) 424-8031
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 2, 2016, OneMain Holdings, Inc. (the “Company”) appointed Robert A. Hurzeler as Chief Operating Officer.  Mr. Hurzeler, age 54, joined the Company in January 2014 and previously served as Executive Vice President, Auto Lending.  He retains his title as Executive Vice President.  Prior to joining the Company, Mr. Hurzeler served as Chief Operating Officer for Global Lending Services (an automotive subprime lender) from June 2012 until January 2014.  He was with Wells Fargo & Company (“WFC”) (a diversified financial services company) from 1986 to June 2012, where he last served as president of Wells Fargo Auto Finance (since 2008), an auto lender and subsidiary of WFC.

There is no arrangement or understanding between Mr. Hurzeler and any other person pursuant to which he was selected as an officer of the Company. There are no family relationships between Mr. Hurzeler and any executive officer or director of the Company. There have been no transactions between Mr. Hurzeler and the Company which would be required to be reported pursuant to Item 404(a) of Regulation S-K.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONEMAIN HOLDINGS, INC.
(Registrant)

Date:	June 2, 2016	By:	/s/ Scott T. Parker
Scott T. Parker
Executive Vice President and Chief Financial Officer